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                             SUB-ADVISORY AGREEMENT

    AGREEMENT made as of the 28th day of February, 1995 by and between Dean Witter InterCapital Inc., a Delaware corporation (herein referred to as the "Investment Manager"), and BlackRock Financial Management, Inc., a Delaware corporation (herein referred to as the "Sub-Advisor").

    WHEREAS, Dean Witter Premier Income Trust (herein referred to as the "Fund") is engaged in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the "Act"); and

    WHEREAS, the Investment Manager has entered into an Investment Management Agreement with the Fund (the "Investment Management
Agreement") wherein the Investment Manager has agreed to provide investment management services to the Fund; and

    WHEREAS, the Sub-Advisor is registered as an investment adviser as under the Investment Advisers Act of 1940 and engages in the business of acting as an investment advisor; and

    WHEREAS, the Investment Manager desires to retain the services of the Sub-Advisor to render investment advisory services for the Fund in the manner and on the terms and conditions hereinafter set forth; and

    WHEREAS, the Sub-Advisor desires to be retained by the Investment Manager to perform services on said terms and conditions:

    NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties hereto as herein set forth, the parties covenant and agree as follows:

    1. Subject to the supervision of the Fund, its officers and Trustees, and the Investment Manager, and in accordance with the investment objective, policies and restrictions set forth in the then-current Registration Statement relating to the Fund, and such investment objective, policies and restrictions from time to time prescribed by the Trustees of the Fund and communicated by the Investment Manager to the Sub-Advisor, the Sub-Advisor agrees to provide the Fund with investment advisory services with respect to investments in the Fund's portfolio securities, as follows: to obtain and evaluate such information and advice relating to the economy, securities markets and securities as it deems necessary or useful to discharge its duties hereunder; to continuously manage the assets of the Fund in a manner consistent with the investment objective and policies of the Fund; to determine the securities to be purchased, sold or otherwise disposed of by the Fund and the timing of such purchases, sales and dispositions; to take such further action, including the placing of purchase and sale orders on behalf of the Fund, as it shall deem necessary or appropriate; and to furnish to or place at the disposal of the Fund and the Investment Manager such of the information, evaluations, analyses and opinions formulated or obtained by it in the discharge of its duties as the Fund and the Investment Manager may, from time to time, reasonably request. The Investment Manager and the Sub-Advisor shall each make its officers and employees available to the other from time to time at reasonable times to review investment policies of the Fund and to consult with each other.

    2. The Sub-Advisor shall, at its own expense, maintain such staff and employ or retain such personnel and consult with such other persons as it shall from time to time determine to be necessary or useful to the performance of its obligations under this Agreement. Without limiting the generality of the foregoing, the staff and personnel of the Sub-Advisor shall be deemed to include persons employed or otherwise retained by the Sub-Advisor to furnish statistical and other factual data, advice regarding economic factors and trends, information with respect to technical and scientific developments, and such other information, advice and assistance as the Investment Manager may reasonably request, PROVIDED, that nothing contained herein shall require the Sub-Advisor to transfer proprietary technology to the Investment Manager. The Sub-Advisor shall maintain whatever records as may be required to be maintained by it under the Act. All such records so maintained shall be retained for the period of time required under the Act and shall remain the property of the Fund and be made available to the Fund, upon the request of the Investment Manager or the Fund.

    3. The Fund will, from time to time, furnish or otherwise make available to the Sub-Advisor such financial reports, proxy statements and other information relating to the business and affairs of the Fund as



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the Sub-Advisor may reasonably require in order to discharge its duties and obligations hereunder or to comply with any applicable law and regulations and the investment objectives, policies and restrictions from time to time prescribed by the Trustees of the Fund.

    4. The Sub-Advisor shall bear the cost of rendering the investment advisory services to be performed by it under this Agreement, and shall, at its own expense, pay the compensation of the officers and employees, if any, of the Fund, employed by the Sub-Advisor, and such clerical help and bookkeeping services as the Sub-Advisor shall reasonably require in performing its duties hereunder.

    5. The Fund assumes and shall pay or cause to be paid all other expenses of the Fund, including, without limitation: any fees paid to the Investment Manager; fees pursuant to any plan of distribution that the Fund may adopt; the charges and expenses of any registrar, any custodian, sub-custodian or depository appointed by the Fund for the safekeeping of its cash, portfolio securities and other property, and any stock transfer or dividend agent or agents appointed by the Fund; brokers' commissions chargeable to the Fund in connection with portfolio securities transactions to which the Fund is a party; all taxes, including securities issuance and transfer taxes, and fees payable by the Fund to federal, state or other governmental agencies or pursuant to any foreign laws; the cost and expense of engraving or printing certificates representing shares of the Fund; all costs and expenses in connection with the registration and maintenance of registration of the Fund and its shares with the Securities and Exchange Commission and various states and other jurisdictions or pursuant to any foreign laws (including filing fees and legal fees and disbursements of counsel); the cost and expense of printing
(including typesetting) and distributing prospectuses of the Fund and supplements thereto to the Fund's shareholders; all expenses of shareholders' and Trustees' meetings and of preparing, printing and mailing proxy statements and reports to shareholders; fees and travel expenses of Trustees or members of any advisory board or committee who are not employees of the Investment Manager or Sub-Advisor; all expenses incident to the payment of any dividend, distribution, withdrawal or redemption whether in shares or in cash; charges and expenses of any outside service used for pricing of the Fund's shares; charges and expenses of legal counsel, including counsel to the Trustees of the Fund who are not "interested persons" (as defined in the Act) of the Fund, the Investment Manager or the Sub-Advisor, and of independent accountants, in connection with any matter relating to the Fund; membership dues of industry associations; interest payable on Fund borrowings; postage; insurance premiums on property or personnel (including officers and Trustees) of the Fund which inure to its benefit; extraordinary expenses (including but not limited to legal claims and liabilities and litigation costs and any indemnification related thereto); and all other charges and costs of the Fund's operation unless otherwise explicitly provided herein.

    6. For the services to be rendered, the facilities furnished, and the expenses assumed by the Sub-Advisor, the Investment Manager shall pay to the Sub-Advisor monthly compensation equal to 40% of its monthly compensation receivable pursuant to the Investment Management Agreement.
Any subsequent change in the Investment Management Agreement which has the effect of raising or lowering the compensation of the Investment Manager will have the concomitant effect of raising or lowering the fee payable to the Sub-Advisor under this Agreement. In addition, if the Investment Manager has undertaken in the Fund's Registration Statement as filed under the Act or elsewhere to waive all or part of its fee under the Investment Management Agreement, the Sub-Advisor's fee payable under this Agreement will be proportionately waived in whole or in part. The calculation of the fee payable to the Sub-Advisor pursuant to this Agreement will be made, each month, at the time designated for the monthly calculation of the fee payable to the Investment Manager pursuant to the Investment Management Agreement.
If this Agreement becomes effective subsequent to the first day of a month or shall terminate before the last day of a month, compensation for the part of the month this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fee as set forth above. Subject to the provisions of paragraph 7 hereof, payment of the Sub-Advisor's compensation for the preceding month shall be made as promptly as possible after completion of the computations contemplated by paragraph 7 hereof.

    7. In the event the operating expenses of the Fund, including amounts payable to the Investment Manager pursuant to the Investment Management Agreement, for any fiscal year ending on a date on which this Agreement is in effect, exceed the expense limitations applicable to the Fund imposed by state securities laws or regulations thereunder, as such limitations may be raised or lowered from time to time, the Sub-

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Advisor shall reduce its advisory fee (but not lower than zero) to the extent of
40% of such excess, it being understood that the Investment Manager has agreed to effect a reduction and reimbursement of 60% of such excess in accordance with the terms of the Investment Management Agreement; provided, however, there shall be excluded from such expenses the amount of any interest, taxes, brokerage commissions, distribution fees and extraordinary expenses (including but not limited to legal claims and liabilities and litigation costs and any indemnification related thereto) paid or payable by the Fund. Such reduction, if any, shall be computed and accrued daily, shall be settled on a monthly basis, and shall be based upon the expense limitation applicable to the Fund as at the end of the last business day of the month. Should two or more such expense limitations be applicable as at the end of the last business day of the month, that expense limitation which results in the largest reduction in the Investment Manager's fee or the largest expense reimbursement shall be applicable.

    For purposes of this provision, should any applicable expense limitation be based upon the gross income of the Fund, such gross income shall include, but not be limited to, interest on debt securities in the Fund's portfolio accrued to and including the last day of the Fund's fiscal year, and dividends declared on equity securities, if any, in the Fund's portfolio, the record dates for which fall on or prior to the last day of such fiscal year, but shall not include gains from the sale of securities.

    8. The Sub-Advisor will use its best efforts in the performance of investment activities on behalf of the Fund, but in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations hereunder, the Sub-Advisor shall not be liable to the Investment Manager or the Fund or any of its investors for any error of judgment or mistake of law or for any act or omission by the Sub-Advisor or for any losses sustained by the Fund or its investors.

    9. It is understood that any of the shareholders, Trustees, officers and employees of the Fund may be a shareholder, director, officer or employee of, or be otherwise interested in, the Sub-Advisor, and in any person controlled by or under common control with the Sub-Advisor, and that the Sub-Advisor and any person controlled by or under common control with the Sub-Advisor may have an interest in the Fund. It is also understood that the Sub-Advisor and any affiliated persons thereof or any persons controlled by or under common control with the Sub-Advisor have and may have advisory, management service or other contracts with other organizations and persons, and may have other interests and businesses, and further may purchase, sell or trade any securities or commodities for their own accounts or for the account of others for whom they may be acting;
PROVIDED, HOWEVER, that, unless expressly consented to in writing by the Investment Manager or the Sub-Advisor, as the case may be, for so long as the Sub-Advisor shall serve as sub-advisor to the Fund, neither (i) the Sub-Advisor nor any of its affiliates which contains the name "Blackstone" or (ii) the Investment Manager nor any of its affiliates which contains the name "Dean Witter" shall undertake to act as investment advisor or sub-advisor for any other U.S. registered open-end investment company, sold primarily to retail investors, which utilizes the same investment techniques utilized by the Sub-Advisor in connection with its sub-advisory services to the Fund and whose investment objective and policies and general asset allocation are the same as those of the Fund and which is sponsored, distributed or managed by a U.S. registered broker-dealer or one of its affiliates.

    10. (a) The Fund, to the full extent permitted by applicable law, shall indemnify the Sub-Advisor and each of the Sub-Advisor's partners, officers, employees and agents who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Fund) by reason of the fact that he is or was a Trustee, partner, officer, employee, or agent of the Fund or the Sub-Advisor acting in its capacity as Sub-Advisor (each such person hereinafter referred to as an Indemnified Person). The indemnification shall be against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement, actually and reasonably incurred by him in connection with the action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Fund, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did

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not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Fund, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

    (b) The Fund shall indemnify any Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or on behalf of the Fund to obtain a judgment or decree in its favor by reason of the fact that he is or was a Trustee, officer, employee, or agent of the Fund or the Sub-Advisor acting in its capacity as Sub-Advisor. The indemnification shall be against expenses, including attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Fund; except that no indemnification shall be made in respect of any claim, issue, or matter as to which the person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the Fund, except to the extent that the court in which the action or suit was brought, or a court of equity in the county in which the Fund has its principal office, determines upon application that, despite the adjudication of liability but in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnity for those expenses which the court shall deem proper, provided such Indemnified Person is not adjudged to be liable by reason of his willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

    (c) To the extent that an Indemnified Person has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsection (a) or (b) or in defense of any claim, issue or matter therein, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection therewith.

    (d) (1) Unless a court orders otherwise, any indemnification under subsections (a) or (b) of this section may be made by the Fund only as authorized in the specific case after a determination that indemnification of the Indemnified Person is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) or (b).

        (2) The determination shall be made:

           (i) By the Trustees, by a majority vote of a quorum which consists of Trustees who were not parties to the action, suit or proceeding; or

           (ii) If the required quorum is not obtainable, or if a quorum of Trustees who are not "interested persons" of the Fund (as defined in the Act) so directs, by independent legal counsel in a written opinion; or

          (iii) By the Fund's shareholders.

        (3) Notwithstanding any provision of this paragraph 10, no person shall be entitled to indemnification for any liability, whether or not there is an adjudication of liability, arising by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of duties as described in
  Section 17(h) and (i) of the Act ("disabling conduct"). A person shall be deemed not liable by reason of disabling conduct if, either:

           (i) a final decision on the merits is made by a court or other body before whom the proceeding was brought that the Indemnified Person was not liable by reason of disabling conduct; or

           (ii) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the Indemnified Person was not liable by reason of disabling conduct, is made by either--

               (A) a majority of a quorum of Trustees who are neither "interested persons" of the Fund, (as defined in the Act), nor parties to the action, suit or proceeding, or

               (B) an independent legal counsel in a written opinion.

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    (e) Expenses, including attorneys' fees, incurred by an Indemnified Person in defending a civil or criminal action, suit or proceeding may be paid by the Fund in advance of the final disposition thereof if:

        (1) authorized in the specific case by the Trustees; and

        (2) the Fund receives an undertaking by or on behalf of the Indemnified Person to repay the advance if it is not ultimately determined that such person is entitled to be indemnified by the Fund; and

        (3) either, (i) such person provides a security for his undertaking, or

           (ii) the Fund is insured against losses by reason of any lawful advances, or

          (iii) a determination, based on a review of readily available facts, that there is reason to believe that such person ultimately will be found entitled to indemnification, is made by either--

               (A) a majority of a quorum which consists of Trustees who are neither "interested persons" of the Fund (as defined in the Act), nor parties to the action, suit or proceeding, or

               (B) an independent legal counsel in a written opinion.

    (f) The indemnification provided by this paragraph 10 shall not be deemed exclusive of any other rights to which an Indemnified Person may be entitled under any by-law, agreement, vote of Fund shareholders or Trustees who are not "interested persons" of the Fund or otherwise, both as to action in his official capacity and as to action in another capacity while a partner, officer, employee or agent of the Sub-Advisor, and shall continue as to a person who has ceased to be an Indemnified Person and inure to the benefit of the heirs, executors and administrators of such person; provided that no person may satisfy any right of indemnity or reimbursement granted herein or to which he may be otherwise entitled except out of the property of the Fund, and no shareholder shall be personally liable with respect to any claim for indemnity or reimbursement or otherwise.

    (g) The Fund may purchase and maintain insurance on behalf of any Indemnified Person, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such. However, in no event will the Fund purchase insurance to indemnify any Indemnified Person against liability for any act for which the Fund itself is not permitted to indemnify him.

    (h) Nothing contained in this Section shall be construed to protect any Indemnified Person of the Fund against any liability to the Fund or to its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

    (i) The provisions of this paragraph 10 shall survive the termination of this Agreement.

    11. This Agreement shall remain in effect until April 30, 1995 and from year to year thereafter provided such continuance is approved at least annually by the vote of holders of a majority, as defined in the Act, of the outstanding voting securities of the Fund or by the Trustees of the Fund; provided, that in either event such continuance is also approved annually by the vote of a majority of the Trustees of the Fund who are not parties to this Agreement or "interested persons" (as defined in the Act) of any such party, which vote must be cast in person at a meeting called for the purpose of voting on such approval; provided, however, that (a) the Fund may, at any time and without the payment of any penalty, terminate this Agreement upon thirty days' written notice to the Investment Manager and the Sub-Advisor, either by majority vote of the Trustees of the Fund or by the vote of a majority of the outstanding voting securities of the Fund; (b) this Agreement shall immediately terminate in the event of its assignment (within the meaning of the Act) unless such automatic termination shall be prevented by an exemptive order of the Securities and Exchange Commission; (c) this Agreement shall immediately terminate in the event of the termination of the Investment Management Agreement; (d) the Investment Manager may terminate this Agreement without payment of penalty on thirty days' written notice to the Fund and the Sub-Advisor and; (e) the Sub-Advisor may terminate this Agreement without the payment of penalty on thirty days' written notice to the Fund and the Investment Manager. Any notice under this Agreement shall be given in writing, addressed and delivered, or mailed post-paid, to the other party at the principal office of such party.

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    12. This Agreement may be amended by the parties without the vote or consent of the shareholders of the Fund to supply any omission, to cure, correct or supplement any ambiguous, defective or inconsistent provision hereof, or if they deem it necessary to conform this Agreement to the requirements of applicable federal laws or regulations, but neither the Fund, the Investment Manager nor the Sub-Advisor shall be liable for failing to do so.

    13. This Agreement shall be construed in accordance with the law of the State of New York and the applicable provisions of the Act. To the extent the applicable law of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Act, the latter shall control.

    14. The Declaration of Trust establishing Dean Witter Premier Income Trust, dated March 26, 1991, a copy of which is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name Dean Witter Premier Income Trust refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, Shareholder, officer, employee or agent of Dean Witter Premier Income Trust shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise, in connection with the affairs of said Dean Witter Premier Income Trust, but the Trust Estate only shall be liable.

    IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written in New York, New York.

                                        DEAN WITTER INTERCAPITAL INC.

                                          By ___________________________________

                                          Attest: ______________________________

                                          BLACKROCK FINANCIAL
                                          MANAGEMENT, INC.

                                          By ___________________________________

                                          Attest: ______________________________

Accepted and agreed to as of
the day and year first above written:
DEAN WITTER PREMIER INCOME
TRUST

By ___________________________________

Attest: ______________________________





















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